Exhibit 99.(14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of The Prudential Series Fund of our report dated February 17, 2022, relating to the financial statements and financial highlights, which appears in PSF PGIM Flexible Managed Portfolio’s Annual Report on Form N-CSR for the year ended December 31, 2021 and of our report dated February 24, 2022, relating to the financial statements and financial highlights, which appears in AST Prudential Flexible Multi-Strategy Portfolio’s Annual Report and AST T. Rowe Price Diversified Real Growth Portfolio’s Annual Report on Form N-CSR for the year ended December 31, 2021, portfolios of Advanced Series Trust. We also consent to the references to us under the headings “Financial Highlights” and “Form of Plan of Reorganization” in such Registration Statement, and to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in the Registration Statement dated April 25, 2022 for The Prudential Series Fund and in the Registration Statement dated April 25, 2022 for Advanced Series Trust, which are also incorporated by reference in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

November 4, 2022

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